Exhibit 4.3 DESCRIPTION OF SECURITIES The following description is based on relevant portions of the Maryland Statutory Trust Act (the “MSTA”) and on our certificate of trust, declaration of trust, and bylaws. This summary is not necessarily complete, and we refer you to New Mountain Private Credit Fund’s (the “Fund,” “we,” “our” or “us”), certificate of trust, Amended and Restated Declaration of Trust, dated as of November 22, 2024 (the “Declaration of Trust”) and By-Laws, dated as of September 26, 2024 (the “Bylaws”) for a more detailed description of the provisions summarized below. Description of Our Common Shares Subject to the rights of holders of any other class or series of our shares of beneficial interest, the holders of our common shares of beneficial interest, par value $0.001 per share (the “Shares”) are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our shares of beneficial interest, the holders of Shares are entitled to such distributions as may be authorized from time to time by our Board of Trustees (the “Board”) (or a duly authorized committee of our Board acting within the parameters set by our Board in accordance with our Bylaws) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all Shares issued in the offering will be fully paid and non-assessable. Holders of Shares will not have preemptive rights, which means that you will not have an automatic option to purchase any new Shares that we issue. Our Declaration of Trust also contains a provision permitting our Board, subject to the terms of any class or series of our shares of beneficial interest at the time outstanding, without any action by our shareholders, to amend or supplement our Declaration of Trust to classify or reclassify any unissued Shares or preferred shares from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares or preferred shares. We will generally not issue certificates for our Shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Preferred Shares Our Declaration of Trust authorizes our Board to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of each class or series of preferred shares so issued. Because our Board has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of Shares. If we ever created and issued preferred shares with a distribution preference over our Shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the Shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our Board has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval. Repurchases Our Declaration of Trust provides that we may, at the sole discretion of our Board, repurchase all of a shareholder’s shares, without the consent of such shareholder, at a price per share equal to the repurchase price in effect as of the date of such repurchase under our share repurchase program if continued ownership of by the shareholder may be harmful or injurious to our business or reputation or the business or reputation of the Board, New Mountain Capital, L.L.C. or any of its affiliates, or may subject us or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences, including with respect to any applicable sanctions, anti- money laundering or anti-terrorist laws, rules, regulations, directives or special measures. Meetings and Special Voting Requirements 52555804.1 Under the MSTA and our Declaration of Trust and Bylaws, we are not required to, and do not anticipate, holding an annual meeting each year unless required by the Investment Company Act of 1940, as amended (the “1940 Act”). Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our Board. Special meetings of shareholders may be called by shareholders only for the purpose of removing trustees and filling any resulting vacancy, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. In the event there are no trustees, any shareholder may call a special meeting for the purpose of electing trustees. The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on any matter at the meeting will constitute a quorum (unless our Board, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph. Under our Declaration of Trust, subject to certain exceptions, shareholders generally are only entitled to vote at a duly held meeting at which a quorum is present on (1) any matter required to be voted on by the 1940 Act, (2) amendments to our Declaration of Trust that would materially and adversely affect the contract rights of outstanding shares subject to certain exceptions provided in our Declaration of Trust, (3) a merger, consolidation, conversion (other than a Conversion Event, as defined in our Declaration of Trust), statutory share exchange or transfer of all or substantially all of our assets as provided in our Declaration of Trust, (4) removal of a trustee for cause and the election of a successor trustee to the extent provided in our Declaration of Trust, (5) the dissolution of the Fund to the extent specifically provided by the terms of any class or series of shares as set forth in our Declaration of Trust, (6) in the event that there are no trustees, the election of trustees, and (7) such other matters that our Board has submitted to our shareholders for approval or ratification. The affirmative vote of a plurality of the votes cast in the election of a trustee is generally required to elect any trustee, and the affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any other matter that may properly come before the shareholders at such meeting (other than the removal of a trustee or unless more than a majority of votes cast is required by the 1940 Act). Shareholders have the power to remove a trustee from our Board for “cause,” and then only by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Fund through bad faith or active and deliberate dishonesty. Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder. Additionally, shareholders are not entitled to recover any judgment in favor of the Fund, assert any claim in the name of the Fund or bring any other action that is derivative in nature without the approval of the Board; provided that such restriction does not apply to claims arising under the federal securities laws. Pursuant to our Declaration of Trust, shareholders may, during usual business hours, inspect and copy our Declaration of Trust and Bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Fund and any voting trust agreements on file at our principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by our Board. No shareholder will be entitled to the information described in § 12-305(b) of the MSTA. Maryland Law and Certain Provisions of our Declaration of Trust and Bylaws Number of Trustees; Vacancies on Board; Removal of Trustees Our Declaration of Trust provides that the number of our trustees may be increased or decreased only by our Board pursuant to our Bylaws. Our Bylaws provide that, unless our Bylaws are amended, the number of trustees may not be fewer than three, nor more than fifteen. Except as otherwise required by applicable requirements of the 1940 Act, any vacancy on our Board (other than vacancies resulting from shareholder removal for cause of a trustee or vacancies among the independent trustees) may be filled only by a vote of a majority of the remaining trustees. Any trustee elected to fill a vacancy will serve until his or her resignation, removal, death or adjudication of legal incompetence or until his or her successor is duly elected and qualifies. A vacancy involving an independent trustee may be filled only by a vote of a majority of the remaining independent trustees. Vacancies resulting from shareholder removal of a trustee for cause can be filled only by the shareholders. Shareholders are also entitled to elect trustees in the event there are no trustees. Any trustee may resign at any time and may be removed only for “cause” by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter. In addition, any trustee may be removed, at any time, but only for “cause” by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Fund through bad faith or active and deliberate dishonesty. 52555804.1 Amendment to Our Declaration of Trust and Bylaws Except as provided by our Certificate of Trust or the terms of any classes or series of shares and as provided below, our Declaration of Trust may be amended by the Board, without any action by our shareholders. Amendments to our Declaration of Trust that the Board determines would, viewed as a whole, materially and adversely affect the contract rights of our outstanding shares, but excluding amendments of the type specified in (a) Section 7.1 (Authorized Shares) of our Declaration of Trust or Section 10.2 (Conversion Event) or (b) Section 2-605 of the Maryland General Corporation Law (the “MGCL”) (both of which shall not require approval of any shareholder), must be approved by the Board and shareholders by the affirmative vote of a majority of the votes cast on the matter. Our Board will have the exclusive power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws. Advance Notice of Trustee Nominations and New Business We are not required to hold an annual meeting of shareholders and do not intend to hold annual meetings unless required by the 1940 Act. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our Board at a special meeting may be made only (1) by or at the direction of our Board or (2) provided that the meeting has been called for the purpose of electing trustees or removing one or more trustees and filling the resulting vacancy, by a shareholder who is a shareholder of record at the record date set by our Board for the purpose of determining shareholders entitled to vote at the special meeting, at the time of giving the advance notice required by the Bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the Bylaws. Exclusive Forum Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of the State of New York, New York County, or the Circuit Court for Baltimore City, Maryland, or, if such state courts do not have jurisdiction, the United States District Courts located in the Southern District of New York or the United States District Court for the District of Maryland, Northern Division will, to the fullest extent permitted by law, be the sole and exclusive forums for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on behalf of the Fund, other than actions arising under United States federal securities laws, (c) any action asserting a claim of breach of any duty owed by any trustee or officer or other agent of the Fund to the Fund or to our shareholders, (d) any action asserting a claim against the Fund or any of our trustees, officers or other agents arising pursuant to any provision of the MSTA or the Declaration of Trust or the Bylaws, or (e) any other action asserting a claim against the Fund or any of our trustees or officers or other agent of the Fund that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim arising under the United States federal securities laws. Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our trustees, officers or employees, which may discourage such lawsuits against us and our trustees, officers and other employees. Effect of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws Certain provisions of Maryland law, our Declaration of Trust and Bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest. Our Board has considered the implications of these provisions, including the implications of us not opting out of the provisions of Maryland law discussed below, and believes that these provisions are in our best interests and that of our shareholders because such provisions help to ensure the continuity and stability of our management and policies and could lead to a better negotiating position that could improve the terms of any proposed transaction or change in control. Trustees are elected for indefinite terms and do not stand for reelection. Trustees may be removed from office for “cause” (i) by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter or (ii) by written instrument, signed by a majority of the trustees, specifying the date when such removal shall become effective. Any vacancy on the Board may be filled by a vote of a majority of the remaining trustees, or in the case of a vacancy involving an independent trustee, by a vote of a majority of the remaining independent trustees, or by shareholders in the event a trustee is removed for cause. Special meetings of shareholders may be called only upon the request of a majority of our trustees, a majority of our independent trustees or our chief executive officer, president or chair of our Board, or by shareholders for the purpose of removing trustees and filling any resulting vacancy upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the 52555804.1 meeting, provided such request contains the information required in our Bylaws and the shareholders comply with the procedures contained in our Bylaws. Additionally, Maryland law (applicable to statutory trusts formed on or after October 1, 2023, that are closed-end investment companies such as the Fund) provides that control shares of a Maryland statutory trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are generally voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within certain ranges of voting power, commencing at one-tenth or more of all voting power. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel the board of trustees to call a special meeting of shareholders to consider the voting rights of the shares. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. If voting rights for control shares are approved at a shareholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. Conflict with the 1940 Act Our Bylaws provide that, if and to the extent that any provision of the MSTA or any provision of our Declaration of Trust or our Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.